UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

COLONIAL PROPERTIES TRUST
 (Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2009, affiliates of Colonial Properties Trust (NYSE: CLP) (the “Company”), entered into the following agreements: (i) Colonial Office JV LLC (“Colonial Office”), a wholly-owned subsidiary of the Company’s operating partnership, Colonial Realty Limited Partnership (“CRLP”), entered into a Redemption of Membership Interests Agreement (“Redemption Agreement”) with CRTP OP LLC (the “DRA/CRT JV”) and DRA CRT Acquisition Corp, and (ii) Colonial Office and Colonial Properties Services, Inc. (“CPSI”), a subsidiary of CRLP, entered into an Agreement for Purchase of Membership Interests (“Purchase Agreement”) with the DRA/CRT JV and ACP Fitness Center LLC. The DRA/CRT JV was a joint venture formed in 2005 between the Company (through Colonial Office) and DRA CRT Acquisition Corp., an affiliate of DRA Advisors LLC, in connection with DRA’s acquisition of CRT Properties, Inc. The Company and affiliates of DRA Advisors LLC are also parties to a separate joint venture formed in 2007 that was not part of this transaction.

Pursuant to the Redemption Agreement and the Purchase Agreement, on November 25, 2009, (i) Colonial Office’s 15% membership interest in the DRA/CRT JV was redeemed by the DRA CRT JV and (ii) Colonial Office acquired one of the DRA/CRT JV’s office properties, Three Ravinia, an 813,000-square-foot, Class A office building located in Atlanta, Georgia (as well as a 50% interest in The Ravinia Club located adjacent to the office property, which includes dining, an athletic club, a spa, conference rooms and concierge services) in exchange for the redemption of Colonial Office’s 15% membership interest (described above) and a cash payment of $24.7 million. In connection with these transactions, on November 25, 2009, the outstanding indebtedness on Three Ravinia property was repaid, which consisted of $106.3 million of loans secured by Three Ravinia that were scheduled to mature in January 2010, and a corresponding $17.0 million loan guaranty provided by CRLP on Three Ravinia was terminated. The total cash payment of $131.0 million by the Company to acquire Three Ravinia and to repay the outstanding indebtedness was made through borrowings under the Company’s unsecured credit facility.

As a result of these transactions, the Company no longer has responsibility for $141.1 million of mortgage debt, which represents the Company’s pro-rata share of debt of the DRA/CRT JV. Of the $141.1 million of mortgage debt, $7.0 million matured in 2009 and $117.8 million was scheduled to mature in 2010. CRLP had previously provided a limited guaranty with respect to certain customary non-recourse carve-out provisions relating to the existing loan on one of the properties remaining in the DRA/CRT JV, but the Company currently expects CRLP to be released from this guaranty as a result of the above-described transactions. The Company continues to manage all of the remaining properties in the DRA/CRT JV under the existing management agreements.

* * *

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this Current Report on Form 8-K.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.

This Current Report on Form 8-K is being furnished on behalf of Colonial Properties Trust and Colonial Realty Limited Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to Colonial Properties Trust only, Colonial Realty Limited Partnership only or both Colonial Properties Trust and Colonial Realty Limited Partnership, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: November 30, 2009	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III President & Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

Date: November 30, 2009	By:	/s/ C. Reynolds Thompson, III
C. Reynolds Thompson, III President & Chief Financial Officer